EXHIBIT INDEX


Item No.                           Description

99.1 Press release of Southern Energy, Inc. announcing its 2000 third quarter earnings, dated October 23, 2000.



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 Exhibits.  99.1

News
                                                                 Oct. 23, 2000

               Southern Energy Inc. announces strong third quarter
             in first earnings report since initial public offering

         ATLANTA - Southern Energy Inc. (NYSE: SOE) announced a 59 percent increase in third quarter earnings from operations, reflecting strong performance from its North American business, President and Chief Executive Officer Marce Fuller announced today in the company's first earnings report since its record-setting initial public offering.

         Southern Energy earned $119 million from operations for the quarter, compared with $75 million for the same period in 1999. Southern Energy's reported net income for the quarter was $98 million, which includes $7 million from SE Finance, a business that will be transferred out of Southern Energy, and costs of about $28 million related to Southern Energy's transition to a separate, publicly traded company. Reported net income for the third quarter of 1999 was $156 million, which includes a one-time gain of $78 million from sale of the U.K. supply business.

           On a pro forma basis, assuming 338.7 million shares outstanding after the completion of the initial public offering, this quarter's reported net income equates to 29 cents per share. Reported net income equates to 36 cents per share based on 272 million shares outstanding on September 30, 2000, prior to the initial public offering.

         "We are obviously very pleased with our third-quarter performance and with our highly successful IPO in September," Fuller said. Southern Energy's initial public offering on Sept. 26 of about 20 percent of the company's shares, combined with convertible preferred securities, is the largest IPO to date in the U.S. power sector, raising $1.8 billion. Southern Company, Southern Energy's parent firm, has announced plans to distribute the remaining shares to its shareholders within the next year. Southern Energy's stock initially was priced at $22 per share and has since traded substantially higher.

           Fuller also noted several of Southern Energy's other important accomplishments during the quarter.

         "First, we have made significant progress toward completing our pending acquisition of power plants totaling about 5,000 megawatts from Potomac Electric Power Co. (PEPCO), expected later this year," she said. "This transaction will give the company approximately 14,000 megawatts of generation under ownership or control in key markets throughout the United States, clearly placing us in a more favorable position with respect to the size, regional diversity and strategic location of our assets."

         Southern Energy also recently completed the $250 million purchase of Vastar Resources Inc.'s 40 percent interest in Southern Company Energy Marketing, the company's energy marketing and risk management business, which had been a joint venture of Southern Energy and Vastar.

          "Having 100-percent ownership of Southern Company Energy Marketing will greatly enhance our ability to integrate marketing and risk management with our generating asset ownership and operations in North America," Fuller said, noting Southern Energy's strategy of combining energy marketing activities with the operation of its U.S. power plants to make the overall integrated business more profitable.

         Southern Energy also has acquired an interest in Hyder plc, an electricity and water company in the United Kingdom. The transaction will allow Southern Energy to combine operations of its U.K. distribution company, Western Power Distribution, with Hyder's electric distribution company, known as SWALEC. Fuller said the Hyder transaction is expected to be "accretive to earnings per share and return on equity." Southern Energy will own Hyder and Western Power Distribution in partnership with PP&L Resources.

         Southern Energy's Americas business unit, which includes the United States, Canada, South America and the Caribbean, reported $113 million in earnings for the third quarter, up from $34 million from the same period last year.

         "We had a terrific quarter in North America, due primarily to strong performance from our integrated assets and trading in the West and in New York," Fuller said. "We also benefited from the operation of 600 megawatts of new capacity near major load centers in Dallas and Chicago."

         These results were reduced by reserves taken to fully reflect an unfavorable initial decision by an administrative law judge in a regulatory proceeding in California, where Southern Energy owns 3,065 megawatts in the San Francisco area.

         Southern Energy's European business unit saw third-quarter earnings increase from $17 million - excluding the $78 million gain on the sale of the U.K. electricity supply business in September 1999 - to $19 million. European results reflect slightly higher earnings from the company's German operations, offset by a smaller contribution from the U.K. operations after the supply business sale.

         Southern Energy's Asian business unit, which includes operations in China and the Philippines, reported earnings of $33 million, down from $45 million a year ago, primarily due to a change in tax deferral strategy.

          "Our international operations continue to perform well, keeping Southern Energy in a position to pursue selected growth opportunities in both Europe and Asia," Fuller said, noting that Asian results reflect the October 1999 addition of the Sual generating plant in the Philippines and additional taxes recognized this quarter on earnings from the company's Philippine investments.

         Looking ahead, Fuller said she believes Southern Energy is on track to achieve an average annual earnings-per-share growth rate over the next four years in excess of 20 percent.

         Chief Financial Officer Raymond D. Hill noted that in the near term, continued strong performance from Southern Energy's North American operations should allow the company to exceed its earlier expectations for the full year.

         "We are currently targeting a range of 91 cents to 93 cents per share for 2000, assuming the 338.7 million shares outstanding after the initial public offering," Hill said. "Although we can't expect a repeat of the weather-related pricing we experienced this summer, we are confident that our overall business performance next year should allow us to achieve annual earnings per share for 2001 in the range of $1.07 to $1.12. Much of the growth in our earnings per share will come from the inclusion of the PEPCO assets in our operations."

         Hill also noted that the company would be using the approximately $1.8 billion in proceeds from the company's recent common and convertible preferred offerings to reduce short-term borrowings and fund growth.

         Further financial information on Southern Energy can be found on the Internet at www.southernenergy.com. The company will use this site to "webcast" its first conference call with securities analysts since its IPO, beginning at 11:30 a.m. EST today.

         Southern Energy Inc. is a global independent power producer and a leading energy marketing and risk-management company, with extensive operations in North America, Europe and Asia. Southern Energy owns more than 12,600 megawatts of electric generating capacity around the world, including about 7,400 megawatts in the United States, with another 11,200 megawatts under advanced development. Southern Energy is 80 percent owned by Southern Company (NYSE: SO).

Special note regarding forward-looking statements:

         The information presented above includes forward-looking statements, in addition to historical information. These statements involve known and unknown risks and relate to future events, Southern Energy's future financial performance, or projected business results. In some cases, forward-looking statements by terminology may be identified by statements such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," " predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology.

         Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include: (i) legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry; (ii) the extent and timing of the entry of additional competition in the markets of Southern Energy's subsidiaries and affiliates; (iii) Southern Energy's pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring; (iv) state, federal and other rate regulations in the United States and in foreign countries in which Southern Energy's subsidiaries and affiliates operate; (v) changes in or application of environmental and other laws and regulations to which Southern Energy and its subsidiaries and affiliates are subject; (vi) political, legal and economic conditions and developments in the United States and in foreign countries in which Southern Energy's subsidiaries and affiliates operate; (vii) financial market conditions and the results of Southern Energy's financing efforts; changes in commodity prices and interest rates; weather and other natural phenomena; (viii) performance of Southern Energy's projects undertaken and the success of efforts to invest in and develop new opportunities; and (ix) other factors, including the risks outlined under "Risk Factors" in filings with the SEC.

         Although Southern Energy believes that the expectations reflected in the forward-looking statements are reasonable, Southern Energy cannot guarantee future results, events, levels of activity, performance or achievements. Southern Energy does not undertake a duty to update any of the forward-looking statements.


                                     # # # #


News Media Contact:
David Mould, 770-821-7531
Chuck Griffin, 770-821-7814

Investor Contact:
John Robinson, 770-821-7782



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


                                       SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                  For the Three Months          For the Nine Months
                                                                   Ended September 30,           Ended September 30,
                                                                 ---------------------        ----------------------
                                                                   2000          1999           2000           1999
                                                                 -------        ------        ------          ------
                                                                      (in millions)                (in millions)
Operating Revenues:
Generation and energy marketing                                   $4,159          $394        $5,065            $715
Distribution & integrated utilities                                  114           284           389             979
Other                                                                  8             8            19              17
                                                                  ------         -----        ------          ------
Total Operating Revenues:                                          4,281           686         5,473           1,711
Operating Expenses:
Cost of fuel, electricity and other products                       3,569           309         3,965             805
Maintenance                                                           36            32           104              81
Depreciation and amortization                                         89            67           244             178
Selling, general, and administrative                                 292            88           438             197
Write-down of assets                                                   5            15            19              20
Other                                                                 73            46           175             127
                                                                  ------         -----        ------          ------
Total operating expenses                                           4,064           557         4,945           1,408
                                                                  ------         -----        ------          ------
Operating Income (Loss)                                              217           129           528             303
Other Income (Expense):
Interest income                                                       42            38           123             118
Interest expense                                                    (162)         (118)         (462)           (349)
Net Gain on sales of assets                                           18           284            18             293
Equity in income of affiliates                                        69            11           132             158
Receivables recovery                                                   -             -             -              12
Other, net                                                             9             2            49              23
                                                                  ------         -----        ------          ------
Total other income (expense)                                         (24)          217          (140)            255
                                                                  ------         -----        ------          ------
Income From Continuing Operations Before
  Income Taxes and Minority Interest                                 193           346           388             558
Provision (benefit) for income taxes                                  85            74            56             108
Minority interest                                                     17           119            60             155
                                                                  ------         -----        ------          ------
Income From Continuing Operations                                     91           153           272             295
Income from Discontinued Operations After
  Income Taxes and Minority Interest                                   7             3            20              10
Net Income                                                           $98          $156          $292            $305
                                                                  ======         =====         =====          ======
Notes:
(1) Financial data reflects various non-operating items. See pages 6 and 7 for details. Certain prior-year data has been reclassified to conform with the current-year presentation.

(2) Basic Earnings Per Share for the three months and nine months ended September 30, 2000 was $.36 and $1.07 based on
272 million shares of common stock outstanding as of September 30, 2000, prior to the initial public offering.
---------------------------------------------------------------------------------------------------------------------
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                                                 SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                                 PRO FORMA EARNINGS PER SHARE (UNAUDITED)

                                                               For the Three Months                    For the Nine Months
                                                               Ended September 30,                     Ended September 30,
                                                        -------------------------------        ---------------------------------
                                                         2000          1999    % Change         2000         1999       % Change
                                                        --------      ------    -------        -----        -------     --------
Consolidated Earnings- (in millions)
------------------------------------
As Reported                                                  $98        $156        -37%        $292           $305          -4%
As Reported from Continuing Operations                        91         153        -41%         272            295          -8%
Adjustments (page 7)                                          28         (78)      -136%          28            (78)       -136%
                                                          ------      ------     -------      ------         ------       ------
From Operations                                             $119         $75         59%        $300           $217          38%
                                                          ======      ======      ======      ======         ======       ======

Pro-forma Basic Earnings Per Share:
Number of shares of common stock as if
complete offering outstanding (in millions)                338.7       338.7                   338.7         338.7


Pro Forma Basic Earnings Per Share
Based on Consolidated Earnings
As Reported                                               $ 0.29      $ 0.46        -37%      $ 0.86        $  0.90          -4%
As Reported from Continuing Operations                      0.27        0.45        -40%        0.80           0.87          -8%
Adjustments (page 7)                                        0.08       (0.23)      -135%        0.08          (0.23)       -135%
                                                          ------      ------     -------      ------         ------       ------
From Operations                                           $ 0.35     $  0.22         59%      $ 0.88        $  0.64          38%
                                                          ======     ========     ======      ======        =======       ======


By Group
--------
Asia-Pacific                                              $ 0.10     $  0.13        -23%      $ 0.53        $  0.38          39%
Europe                                                      0.06        0.28        -79%        0.18           0.48         -63%
Americas                                                    0.33        0.10        230%        0.42           0.17         147%
Corporate                                                  (0.22)      (0.06)       267%       (0.33)         (0.16)        106%
Total Adjustments from above                                0.08       (0.23)      -135%        0.08          (0.23)       -135%
                                                          ------      ------     -------      ------        -------       ------
From Operations                                           $ 0.35     $  0.22         59%      $ 0.88        $  0.64          38%
                                                          ======     =======       =====      ======        =======        =====
SE Finance (Discontinued Operations)                      $ 0.02     $  0.01        100%      $ 0.06        $  0.03         100%


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
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                                                 SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                         Earnings and Pro Forma Earnings Per Share as Reported and from Operations (Unaudited)

                                                                Quarter 1    Quarter 2    Quarter 3      Quarter 4        Year
                                                                ---------    ---------    ---------      ---------      ---------
2000
----
Consolidated Earnings- (in millions)
As Reported                                                        $101          $93           $98            N/A           $292
Discontinued Operations                                              (6)          (7)           (7)                          (20)
As Reported from Continuing Operations                               95           86            91                           272
Adjustments for:
Costs Related to Transitioning to a Public Company                    -            -            28              -             28
                                                                   ----          ---          ----           ----           ----
From Operations                                                     $95          $86          $119            N/A           $300
                                                                   ====          ===          ====           ====           ====
1999
----
Consolidated Earnings- (in millions)
As Reported                                                         $80          $69          $156            $67           $372
Discontinued Operations                                              (4)          (3)           (3)             -            (10)
As Reported from Continuing Operations                               76           66           153             67            362
Adjustments for:
Gain on Sale of SWEB Supply Business                                  -            -           (78)                          (78)
State Line Insurance Settlement                                       -            -             -            (14)           (14)
                                                                   ----          ---          ----           ----           ----
From Operations                                                     $76          $66           $75            $53           $270
                                                                   ====          ===           ===            ===           ====

Pro Forma Basic Earnings Per Share:
Number of shares of common stock as if
 complete offering outstanding (in millions)                       338.7        338.7         338.7          338.7          338.7

2000
Pro Forma Basic Earnings Per Share Based on
Consolidated Earnings
As Reported                                                       $0.30        $0.27         $0.29            N/A          $0.86
Discontinued Operations                                           (0.02)       (0.02)        (0.02)                        (0.06)
As Reported from Continuing Operations                             0.28         0.25          0.27                          0.80
Adjustments for:
Costs Related to Transitioning to a Public Company                 0.00         0.00          0.08                          0.08
                                                                  -----        -----         -----           ----          -----
From Operations                                                   $0.28        $0.25         $0.35            N/A          $0.88
                                                                  =====        =====         =====           ====          =====
1999
Pro Forma Basic Earnings Per Share Based on
Consolidated Earnings
As Reported                                                       $0.24        $0.20         $0.46          $0.20          $1.10
Discontinued Operations                                           (0.01)       (0.01)        (0.01)          0.00          (0.02)
As Reported from Continuing Operations                             0.23         0.19          0.45           0.20           1.08
Adjustments for:
Gain on Sale of SWEB Supply Business                               0.00         0.00         (0.23)          0.00          (0.23)
State Line Insurance Settlement                                    0.00         0.00          0.00          (0.04)         (0.04)
                                                                  -----        -----         -----           ----          -----
From Operations                                                   $0.23        $0.19         $0.22          $0.16          $0.81
                                                                  =====        =====         =====          =====          =====

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                                                SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                                  Financial Data by Group (Unaudited)
                                             For the Three Months Ended September 30, 1999 and 2000

                                                                                                                  Corporate and
                                            Americas            Europe         Asia-Pacific        SE Finance      Eliminations
                                          2000      1999    2000     1999     2000     1999      2000    1999     2000     1999
                                        -------    ------  ------   ------  -------   ------    ------  ------   ------    -----
                                                                              (in millions)
Operating Revenues:
    Generation and energy marketing      $4,036    $  319  $    -   $    -   $  123   $   75    $    -  $    -   $    -    $   -
    Distribution & integrated utilities      43        42      71      242        -        -         -       -        -        -
    Other                                     -         -       -        -        4        3         -       -        4        5
                                         ------    ------  ------   ------   ------   ------    ------  ------   ------    -----
 Total operating revenues                 4,079       361      71      242      127       78         -       -        4        5

Operating Expenses:
    Cost of fuel, electricity and
        other products                    3,562       185       7      124        -        -         -       -        -        -
    Other operating expenses                296       100      28       37       30       40         -       -       52        4
    Depreciation and amortization            38        23      17       21       32       21         -       -        2        2
                                         ------    ------   ------  ------   ------   ------   -------  ------   ------   ------
    Total operating expenses              3,896       308      52      182       62       61         -       -       54        6

   Operating income (loss)                  183        53      19       60       65       17         -       -      (50)      (1)

Other Income (Expense):
    Interest income (expense)               (28)      (17)    (25)     (28)     (27)      (3)       (8)     (3)     (40)     (32)
    Net gain on sale of assets               10        16       9      266        -        1         -       -       (1)       1
    Equity in income of affiliates           23         3      28       (2)      18       10        (6)     (3)       -        -
    Other                                     4        (6)     (3)      (2)      (4)       3        15       6       12        7
                                         ------    ------   ------  ------   ------   ------   -------  ------   ------   ------
Income (Loss) From Continuing
 Operations Before Income Taxes
 and Minority Interest                      192        49      28      294       52       28         1       -      (79)     (25)

Provision (benefit) for income taxes         75        15       6       86        9      (22)       (6)     (3)      (5)      (5)
Minority interest                             4         -       3      113       10        5         -       -                 1
                                         ------    ------   ------  ------   ------   ------   -------  ------   ------   ------
Income (Loss) From Continuing
    Operations                              113        34      19       95       33       45         -       -      (74)     (21)

Income From Discontinued Operations,
Net of Tax Benefit                            -         -       -        -        -        -         7       3        -        -
                                         ------    ------   ------  ------   ------   ------   -------  ------   ------   ------
Net Income (Loss)                        $  113    $   34   $  19   $   95   $   33   $   45   $     7  $    3   $  (74)  $  (21)
                                         ======    ======   ======  ======   ======   ======   =======  ======   ======   ======

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


                                                 SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                                   Financial Data by Group (Unaudited)
                                        For the Nine Months Ended September 30, 1999 and 2000

                                                                                                                    Corporate and
                                                 Americas          Europe        Asia-Pacific       SE Finance       Eliminations
                                              2000     1999     2000     1999    2000     1999     2000    1999     2000    1999
                                            ------    ------   ------   ------  ------    -----   ------   -----   -----   -----
                                                                                   (in millions)
Operating Revenues:
    Generation and energy marketing         $4,698    $ 513    $  (2)   $    -  $  369    $ 202    $   -   $   -   $   -    $   -
    Distribution & integrated utilities        126      123       263      856       -        -        -       -       -        -
    Other                                        -        -         -        -      10        9        -       -       9        8
                                            ------    -----    ------   ------  ------    -----    -----   -----   -----    -----
Total operating revenues                     4,824      636       261      856     379      211        -       -       9        8

Operating Expenses:
    Cost of fuel, electricity and other
      products                               3,942      314        23      491       -        -        -       -       -        -
    Other operating expenses                   496      190        99      119      60       94        -       1      81       22
    Depreciation and amortization               87       48        58       64      97       64        -       -       2        2
                                             -----    -----    ------   ------  ------    -----   ------   -----   -----   ------
    Total operating expenses                 4,525      552       180      674     157      158        -       1      83       24
                                             -----    -----    ------   ------  ------    -----   ------   -----   -----   ------
Operating income (loss)                        299       84        81      182     222       53        -      (1)    (74)     (16)

Other Income (Expense):
    Interest income (expense)                  (98)     (47)      (79)     (88)    (79)     (29)     (23)    (12)    (83)     (67)
    Net gain on sale of assets                  11       20         9      272      (1)       -        -       -      (1)       1
    Equity in income of affiliates              27       19        56       36      49      103      (17)     (7)      -        -
    Other                                       12        7         5        5      16       18       45      20      16        5
                                             ------   -----    ------   ------  ------    -----   ------   -----   -----    -----
Income (Loss) From Continuing Operations
 Before Income Taxes and
 Minority Interest                              251       83        72      407     207      145        5       -    (142)     (77)

Provision (benefit) for income taxes           105       34       (16)     102      (1)      (4)     (15)    (10)    (32)     (24)
Minority interest                                5       (7)       26      143      28       19        -       -       1        -
                                            ------    ------   ------   ------  ------    -----   ------   -----   -----    -----
Income (Loss) From Continuing Operations       141       56        62      162     180      130        -       -    (111)     (53)

Income From Discontinued Operations,
Net of Tax Benefit                               -        -         -        -       -        -       20      10       -        -
                                            ------    -----   -------   ------  ------    -----   ------   -----   -----   ------
Net Income (Loss)                          $   141    $  56   $    62   $  162  $  180    $ 130   $   20   $  10   $(111)  $  (53)
                                           =======    =====   =======   ======  ======    =====   ======   =====   =====   ======
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